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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Terayon Communication Systems, Inc. of our report dated February 12, 1999 relating to the financial statements of Imedia Corporation which appear in the Current Report Form 8-K/A of Terayon Communication Systems, Inc. filed on October 4, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Jose, California
December 22, 1999